CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 24 and Amendment No. 25 to the Registration Statement on Form N-1A of Aristotle Funds Series Trust and to the use of our report dated May 28, 2026 on the financial statements and financial highlights of the Aristotle Core Bond Fund, Aristotle Core Income Fund, Aristotle Floating Rate Income Fund, Aristotle High Yield Bond Fund, Aristotle Short Duration Income Fund, Aristotle Strategic Income Fund, Aristotle Ultra Short Income Fund, Aristotle Core Equity Fund, Aristotle Growth Equity Fund, Aristotle International Equity Fund, Aristotle Small Cap Equity Fund, Aristotle Small/Mid Cap Equity Fund, Aristotle Value Equity Fund, Aristotle/Saul Global Equity Fund, Aristotle Multi-Asset Balanced Fund (formerly, Aristotle Portfolio Optimization Moderate Fund), Aristotle Multi-Asset Balanced Income Fund (formerly, Aristotle Portfolio Optimization Moderate Conservative Fund), Aristotle Multi-Asset Capital Opportunities Fund (formerly, Aristotle Portfolio Optimization Aggressive Growth Fund), Aristotle Multi-Asset Growth and Income Fund (formerly, Aristotle Portfolio Optimization Growth Fund), Aristotle Pacific EXclusive Fund Series H and Aristotle Pacific EXclusive Fund Series I (the “Funds”), each a series of Aristotle Funds Series Trust appearing in Form N-CSR for the year ended March 31, 2026, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 28, 2026